SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (date of event reported):  July 19, 2001.



                       CIRTRAN CORPORATION
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-13674-LA

                NEVADA                         68-0121636
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


         4125 South 6000 West
        West Valley City, Utah                    84128
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (801) 963-5112


                         Not Applicable
      (Former name, former address and former fiscal year,
                  if changed since last report)

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                      ITEM 5.  OTHER EVENTS

     On July 19, 2001, the board of directors of CirTran Corporation approved an increase in the number of authorized shares of common stock to 750,000,000 shares, par value $0.001. Pursuant to Section 78.207 of the Nevada Revised Statutes, this action also increases the number of outstanding shares from 10,495,637 to 157,434,555, which will be effected through a share distribution of 14 new shares of CirTran for each share now held. No consideration will be tendered to CirTran for the shares. The record date for stockholders entitled to participate in the distribution is August 2, 2001, and the date of delivery of the additional shares is August 3, 2001.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CIRTRAN CORPORATION

DATED: July 19, 2001        By: /s/ Iehab J. Hawatmeh, President



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